FORM 3,4 &5
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Lennie Nicholson and Tim
Evans and their successors in office and designees, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1)	execute and file for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or director
of GWG Holdings, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder;
(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4, or 5, complete
and execute any amendment or amendments thereto, and
timely file such form with the United States Securities
and Exchange Commission and any stock exchange or similar
authority; and
(3)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood
that the documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such
terms and conditions as such attorney-in-fact may approve
in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of September 4, 2020.
/s/ Daniel Phillip Fine
Daniel Phillip Fine